AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Exhibit 99.3

On September 16, 2010 Autobytel Inc. (the “Company”) completed its acquisition of Cyber Ventures, Inc. and Autotropolis, Inc. (“Cyber and Autotropolis”) and the acquisition was effective on September 17, 2010. The unaudited pro forma condensed combined financial statements (“pro forma financial statements”) included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for the purposes of inclusion in our amended Form 8-K prepared in connection with the acquisition of Cyber and Autotropolis filed on September 17, 2010.

The pro forma financial statements are prepared in conformity with the  Securities Exchange Commission (“SEC”), Regulation S-X: Article 3, Rule 3.05, Financial Statements of Businesses Acquired or to be Acquired (“Rule 3.05”) and Article 11, Pro forma Financial Information (“Article 11”). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed combined financial statements are derived from the historical unaudited interim financial statements as of and for the six months ended June 30, 2010 and audited financial statements for the year ended December 31, 2009, of the Company and Cyber and Autotropolis, respectively. These pro forma financial statements are presented to include the effects of the acquisition of Cyber and Autotropolis.  Cyber and Autotropolis are privately-held Florida corporations, which operated under common ownership in Tampa, Florida and shared operating staff and other administrative and operational resources and therefore the financial statements have been combined.

The unaudited pro forma results are presented for illustrative purposes only and do not reflect the realization of potential cost savings, and any related integration costs. Certain cost savings may result from the acquisition; however, there can be no assurance that these cost savings will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of overhead expenses, including employee levels and the elimination of duplicate facilities and capital expenditures.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the two companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for costs associated with removing redundant operations that could affect amounts in these unaudited pro forma combined financial statements, and their effects may be material and would be reflected in the statement of operations.

Significant assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and " Management’s Discussion and Analysis of Financial Condition and Results of Operations ” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the six months ended June 30, 2010, as well as the audited historical financial statements and related notes of Cyber and Autotropolis, as of December 31, 2009 and unaudited historical condensed combined financial statements for the six months ended June 30, 2010 of Cyber and Autotropolis, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, in this Form 8-KA. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of a combined entity.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Autobytel Inc.
Pro forma Condensed Combined Statement of Position
As of June 30, 2010
(Amounts in thousands)

	Historical Autobytel	Historical Cyber and Autotropolis	Adjustments	Ref *	Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$23,877	$424	$(9,000)	b	$14,877
			(424)	c
Accounts receivable, net	7,438	1,010	(106)	a	8,342
Prepaid expenses and other current assets	987	—	—		987
Total current assets	32,302	1,434	(9,530)		24,206
Property and equipment, net	863	65			928
Intangible assets, net	—	—	4,500	b	4,500
Goodwill	—	—	11,776	d	11,776
Investment and other assets	149	6	—		155
Total assets	$33,314	$1,505	$6,746		$41,565
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,922	$535	$(106)	a	$3,351
Accrued expenses and other current liabilities	3,196	45	526	b	3,858
			91	b
Deferred revenues	540	—	—		540
Short-term debt	—	100	(100)		—
Total current liabilities	6,658	680	411		7,749

Long-term liabilities:
Loans payable to stockholders	—	17	(17)	h	—
Convertible debt	—	—	5,000	b	5,000
Other long-term liabilities	45	—	—		45
Total long-term liabilities	45	17	4,983		5,045

Total liabilities	6,703	697	5,394		12,794

Stockholders’ equity:
Common stock	45	1	(1)	h	45
Additional paid-in capital	302,505	—	1,260	b	304,665
			900	b
Accumulated other comprehensive income	—	—	—
Retained (deficit) earnings	(275,939)	807	(807)	h	(275,939)
Total stockholders’ equity	26,611	808	1352		28,771
Total liabilities and stockholders’ equity	$33,314	$1,505	$6,746		$41,565

                * See Note 3, Pro forma Adjustments

See accompanying notes to the unaudited pro forma condensed combined financial statements

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Autobytel Inc.
Pro forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2010
(Amounts in thousands, except share and per-share data)

	Historical Autobytel	Historical Cyber and Autotropolis	Adjustments	Ref *	Pro forma Combined

Revenues	$23,943	$5,195	$(720)	f	$28,418
Cost of revenues	14,953	3,970	(720)	f	18,203
Gross margin	8,990	1,225	—		10,215

Operating expenses:
Sales and marketing	5,671	540	—		6,211
Technology support	2,980	—	—		2,980
General and administrative	5,791	109	—		5,900
Patent litigation settlement	(2,806)	—	—		(2,806)
Amortization of acquired intangible assets	—	—	661	e	661
Total operating expenses	11,636	649	661		12,946

Income (loss) from operations	(2,646)	576	(661)		(2,731)

Other income (expense):
Interest expense	—	—	(150)	g	(150)
Interest income	490	—	—		490
Other expense	—	(2)	—		(2)
	490	(2)	(150)		338
Income (loss) before income tax expense	(2,156)	574	(811)		(2,393)
Income tax expense	48	—	156	i	204
Income (loss) from continuing operations	(2,204)	574	(967)		(2,597)

Net income (loss)	$(2,204)	$574	$(967)		$(2,597)

Net income (loss) per share – basic and diluted	$(0.05)				$(0.06)
Weighted average shares outstanding
basic and diluted	44,881,733				44,881,733

                         * See Note 3, Pro forma Adjustments

See accompanying notes to the unaudited pro forma condensed combined financial statements

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Autobytel Inc.
Proforma Condensed Combined Statement of Operations
For the Year Ended December 31, 2009
(Amounts in thousands, except share and per-share data)

	Historical Autobytel	Historical Cyber and Autotropolis	Adjustments	Ref *	Pro forma Combined

Revenues	$52,918	$10,272	$(1,706)	f	$61,484
Cost of revenues	33,986	7,621	(1,706)	f	39,901
Gross margin	18,932	2,651	—		21,583

Operating expenses:
Sales and marketing	10,179	1,157	—		11,336
Technology support	5,244	—	—		5,244
General and administrative	11,591	196	—		11,787
Patent litigation settlement	(2,892)	—	—		(2,892)
Amortization of acquired intangible assets	—	—	1,323	e	1,323
Total operating expenses	24,122	1,353	1,323		26,798

Income (loss) from operations	(5,190)	1,298	(1,323)		(5,215)

Other income (expense):
Interest expense	—	—	(300)	g	(300)
Interest income	1,028	—	—		1,028
Other expense	—	(5)	—		(5)
	1,028	(5)	(300)		723
Income (loss) before income tax expense	(4,162)	1,293	(1,623)		(4,492)
Income tax expense (benefit)	(606)	—	312	i	(294)
Income (loss) from continuing operations	(3,556)	1,293	(1,935)		(4,198)
Discontinued operations, net	1,179	—	—		1,179
Net income (loss)	$(2,377)	$1,293	$(1,935)		$(3,019)

Net loss per share – basic and diluted	$(0.05)				$(0.07)
Weighted average shares outstanding
basic and diluted	44,562,842				44,562,842

                         * See Note 3, Pro forma Adjustments

See accompanying notes to the unaudited pro forma condensed combined financial statements

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro forma Presentation

Basis of Pro forma Presentation

 The following unaudited pro forma condensed combined financial statements are derived from the historical unaudited interim financial statements as of and for the six months ended June 30, 2010  and audited financial statements for the year ended December 31, 2009, of the Company and Cyber and Autotropolis, respectively.

The pro forma financial statements are prepared in conformity with the  Securities Exchange Commission (“SEC”), Regulation S-X: Article 3, Rule 3.05, Financial Statements of Businesses Acquired or to be Acquired (“Rule 3.05”) and Article 11, Pro forma Financial Information (“Article 11”).

The unaudited pro forma financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Cyber and Autotropolis acquisition  been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The historical financial statements of the Company and Cyber and Autotropolis should be read in conjunction with these unaudited condensed combined pro forma statements. The Company’s historical financial statements are filed with the SEC on their audited 2009 annual report on Form 10-K and their unaudited 2010 second quarter report on Form 10-Q and are incorporated herein by reference. Cyber and Autotropolis’ historical audited annual and unaudited interim financial statements are included with this filing as exhibits 99.1 and 99.2, respectively, for the referenced periods.

Use of Estimates

Significant assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements for illustrative purposes. These adjustments are described in Note 3, Pro forma Adjustments. Actual results could differ from these estimates.

Cyber and Autotropolis Business Combination

Upon Cyber and Autotropolis’ acquisition effective date, on September 17, 2010 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), the business combination was accounted for under the “acquisition method.” As such, the total estimated purchase price, described in Note 2, Acquisition of Cyber and Autotropolis, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values as of the effective date of the acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change (generally one year from the acquisition date).

Pursuant to Rule 3.05, we have provided the pro forma results herein of our significant acquisition of Cyber and Autotropolis on September 17, 2010, presented in accordance with Article 11, by the following:

•	The unaudited pro forma condensed combined statement of position, as of June 30, 2010, has been presented as if the acquisition of Cyber and Autotropolis occurred on June 30, 2010.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009, and the six months ended June 30, 2010, respectively, has been presented as if the acquisition of Cyber and Autotropolis occurred on January 1, 2009.

The pro forma statements include applicable purchase adjustments to accomplish these pro forma results, provided in Note 3, Pro forma Adjustments.

Note 2. Acquisition of Cyber Ventures and Autotropolis

Fair Value of Consideration

On September 16, 2010 (effective September 17, 2010), the Company completed its previously announced acquisition of Cyber Ventures, Inc. and Autotropolis, Inc. The acquisition was made pursuant to an Agreement and Plan of Merger dated September 16, 2010 (the “Merger Agreement”) by and among the Company and Cyber Ventures, Inc. and Autotropolis, Inc.

The acquisition was effected through an Asset Purchase Agreement dated the Closing Date among Autobytel and Autobytel Acquisition Subsidiary, Inc. and the stockholders of Cyber and Autotropolis.  The estimated aggregate purchase price was $16,777,000, which includes post-closing cash payments of up to $1,000,000, contingent on the achievement of target operating goals of the Company over a 12 quarter period commencing with the quarter ending December 31, 2010, and ending with the quarter ending September 30, 2013.  At closing, the Company paid a portion of the purchase price with a combination of $9,000,000 in cash on hand, $5,000,000 in convertible subordinated debt, and a warrant to purchase 2,000,000 shares of the Company’s Common Stock.  The stockholders of Cyber and Autotropolis became employees of the Company upon closing.

The promissory note bears interest at a rate of 6% per annum and matures on September 30, 2015.  The promissory note has been valued at $5,900,000, $900,000 in excess of its face value.  This valuation was estimated using a binomial option pricing method.  Key assumptions used in valuing the promissory note include a market yield of 15.0% and stock price volatility of 77.5%.  As the convertible note was issued with a substantial premium, the Company recorded the premium as additional paid-in capital. At any time after September 30, 2013, the note can be converted into fully paid and nonassessable shares of the Company’s Common Stock.  Any exercise of this right to Voluntary Conversion must involve a conversion under this agreement of a minimum of 200,000 shares of Common Stock at a conversion price of $0.93 per share.

The warrant has been valued at $0.63 per share for a total value of $1,260,000.  The Company used an option pricing model to determine the value of the warrant. Key assumptions used in valuing the warrant are as follows: risk-free rate of 2.3%, stock price volatility of 77.5% and a term of 8.04 years.  The warrant becomes exercisable on the third anniversary of the issuance date and expires on the eighth anniversary of the issuance date. The warrants was valued based on long-term volatilities of the common stock of Autobytel Inc. and comparable public companies’ as of September 17, 2010.

Based upon current projections, the post-closing payout has been estimated at $526,000 although up to $1,000,000 can be earned if projections change and set goals are met.  If the actual earnout payments are higher or lower than the estimated $526,000, the difference will be recorded as a gain or loss on the statement of operations.  The Company estimated the fair value of the earnout using a Monte Carlo Simulation.  The key assumptions in applying the Monte Carlo Simulation consisted of minimum, maximum, and modal values for the expected quarterly incremental lead volume, close rate index, and gross margin growth rate as well as a triangular distribution assumption.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The Merger Agreement also provided for a working capital adjustment based on the actual working capital of Cyber Ventures, Inc. and Autotropolis, Inc on the closing date.  The working capital adjustment resulted in a n additional payment of $91,000 to the selling shareholders.

As of September 17, 2010
(in thousands)
Preliminary fair value of consideration at acquisition date:
Cash	$9,000
Subordinated convertible promissory note	5,000
Premium on convertible note	900
Earnout	526
Warrants	1,260
Working capital adjustment	91
Total consideration	$16,777

Purchase Price Allocation

Under the acquisition method of accounting, the total estimated purchase price is allocated to Cyber and Autotropolis’ net tangible and intangible assets based on their estimated fair values as of September 17, 2010, the acquisition completion date. Based on the Company’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows:

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of September 17, 2010
(in thousands)
Cyber and Autotropolis purchase price allocation at acquisition date:
Accounts receivable	$1,296
Prepaid expenses and other current assets	12
Property and equipment	56
Other assets	6
Accounts payable	(662)
Short-term debt	(100)
Total net assets	608
Definite-lived intangible assets acquired	4,500
Goodwill	11,669
Total estimated purchase price	$16,777

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Goodwill and Other Intangibles Acquired

Of the total estimated purchase price, approximately $11,669,000 is goodwill.  Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired.  In accordance with ASC 350, Intangibles, Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if indicators of impairment exist.

Goodwill, other intangibles and long-lived assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be fully recoverable.

If an impairment indicator is present, the Company will evaluate recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows that are expected to generate from these assets. If the assets are impaired, the Company will recognize an impairment charge equal to the amount by which

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying values or fair values, less estimated costs of disposal.

Goodwill impairment will be tested on an annual basis.  If goodwill impairment is present, the Company will compare the implied fair value of goodwill to the carrying amount.  If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess.  The loss recognized will not exceed the carrying amount of goodwill.

The preliminary fair value of the acquired intangible assets was determined using the below valuation approaches. In estimating the preliminary fair value of the acquired intangible assets, the Company utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued as described below. The acquired intangible assets include the following:

	Valuation Method	Estimated Fair Value	Remaining Useful Lives (1)
		(in thousands)	(years)

Employment/Non-compete Agreements	Discounted Cash Flow (2)	$500	5
Publications	Cost Approach (3)	500	3
Customer Relationships	Excess of Earnings (4)	1,870	3
Trademarks and tradenames	Relief from Royalty (5)	830	5
Software	Cost Approach (3)	800	3
Total purchase intangible assets		$4,500

(1)
Determination of the estimated useful lives of the individual categories of purchased intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with definite lives are recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

(2)
The employment/non-compete agreements fair value was derived by calculating the difference between the present value of the Company’s forecasted cash flows with the agreements in place and without the agreements in place.

(3)
The cost approach estimates the cost required to repurchase or reproduce the intangible assets. The method takes into account technological and economic obsolescence of the publications and software licenses.

(4)
The excess of earnings method estimates a purchased intangible asset’s value based on the present value of the prospective net cash flows (or excess earnings) attributable to it. The value attributed to these intangibles was based on projected net cash inflows from existing contracts or relationships.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(5)	The relief from royalty method is an earnings approach which assesses the royalty savings an entity realizes since it owns the asset and doesn’t have to pay a third party a license fee for its use.

Some of the more significant estimates and assumptions inherent in the estimate of the fair value of the identifiable purchased intangible assets include all assumptions associated with forecasting cash flows and profitability. The primary assumptions used for the determination of the preliminary fair value of the purchased intangible assets were generally based upon the present value of anticipated cash flows discounted at a rate of 18%.

Note 3. Pro Forma Adjustments

Pro forma adjustments are made to reflect the estimated purchase price, to adjust amounts related to Cyber and Autotropolis’ net tangible and intangible assets to a preliminary estimate of the fair values of those assets, to reflect the amortization expense related to the estimated amortizable intangible and to reflect the interest and issuance amortization of financing.

Autobytel has not identified any material pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

The following describes the pro forma adjustments related to the acquisition made in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 and the unaudited pro forma condensed consolidated statements of operation for the twelve months ended December 31, 2009 and six month ended June 30, 2010:

a)	To eliminate the outstanding accounts receivable balance at June 30, 2010 between the Company and Cyber Ventures, Inc.

b)	To record purchase of Cyber and Autotropolis. See Note 2 above for detail.

c)
To eliminate the cash of the acquired company.  According to the September 16, 2010 Asset Purchase Agreement, the purchase does not include the combined cash balances of Cyber Ventures, Inc. and Autotropolis, Inc.

d)	To record acquired goodwill from the Cyber and Autotropolis acquisition and the pro forma elimination of Cyber and Autotropolis net assets acquired as of June 30, 2010, the pro forma acquisition date:

Pro forma goodwill (in thousands):	Pro forma, as of June 30, 2010

Purchase price	$16,777
Pro forma Cyber and Autotropolis net assets acquired	(5,001)
Pro forma adjustment to goodwill	$11,776

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

e)	To record amortization of acquired intangibles.

		Pro forma	Pro forma
		Year Ended	Year Ended	Amortization
Pro forma Definite-Lived Intangible Amortization Expense (in thousands):	As of June 30, 2010	December 31, 2009	June 30, 2010	Rate

Trademarks	$830	$166	$83	5
Software and articles	1,300	433	217	3
Customer relationships	1,870	624	311	3
Non-compete agreements	500	100	50	5
	$4,500	$1,323	$661

f)	To eliminate the sales between the Company and Cyber Ventures, Inc. for the year ended December 31, 2009 and for the six months ended June 30, 2010.

g)
To record interest expense from convertible note.   The table below assumes constant interest rates and principal amounts with those as of the date of issuance. The unaudited pro forma condensed combined statements of operations and the table below do not assume reductions in interest expense resulting from actual and anticipated principal repayments of our borrowings or changes in interest rates if we refinance our borrowings.

		Effective	Pro forma	Pro forma
	As of	Interest	Year Ended	Year Ended
Pro forma interest expense (in thousands):	June 30, 2010	Rate	December 31, 2009	June 30, 2010

Convertible debt	$5,000	6%	$300	$150

h)	To eliminate Cyber and Autotropolis’ stockholders’ equity.

i)
To record the tax effects resulting from the tax-deductible goodwill recorded and the related impact on the determination of the Company’s deferred tax valuation allowance.  In determining the net deferred tax asset subject to valuation allowance, the Company excluded the deferred tax liability related to goodwill that is not expected to reverse in the foreseeable future.

Pro forma tax expense (in thousands):	Goodwill Amortization (tax purposes only)	Effective Tax Rate	Pro forma Tax Expense

Six months ended June 30, 2010	$390	40%	$156
Year ended December 31, 2009	$779	40%	$312

Note 4: Pro Forma Net Income per Common Share

The calculation of basic earnings (loss) per share is based on the weighted-average number of common shares outstanding during the applicable period. The calculation for diluted earnings (loss) per share recognizes the effect of all potential dilutive common shares that were outstanding during the respective periods, unless their impact would be anti-dilutive.

Diluted earnings per share recognizes the dilution that would occur if securities or other contracts to issue common stock were exercised or converted into shares. These potential shares arise from common stock options, convertible debt, and warrants.

The Company utilized the treasury stock method to calculate the dilutive effect of our stock options, convertible debt, and warrants (using the average market price). Shares potentially issuable for certain stock options, the Company’s convertible debt and the Company’s warrants were not included in the computation of diluted earnings per share for the periods presented because inclusion would be anti-dilutive. In addition, shares potentially issuable for the Company’s warrant transactions were not included as they are by design anti-dilutive. For periods in which there was a net loss to common stockholders, no potentially dilutive securities are included in the calculation of diluted loss per share, as inclusion of these securities would have reduced the net loss per share.

The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding.

Pro forma EPS (in thousands, except per share data):	Pro forma Year Ended December 31, 2009	Pro forma Six Months Ended June 30, 2010

Revenues	$61,484	$28,418
Net loss	$(3,019)	$(2,597)

Weighted average common shares outstanding	44,562,842	44,881,733

Basic and diluted loss per common share	$(0.07)	$(0.06)